Exhibit 2.5

FUEL DISTRIBUTION AGREEMENT
This Fuel Distribution Agreement (the “Agreement”) is made and entered into by and among CST Marketing and Supply LLC, with a business address of One Valero Way, Building D, Suite 200, San Antonio, Texas 78427 (the “Seller”), CST Services LLC (“CST Services”) and those certain subsidiaries of CST Services signatories hereto (such subsidiaries are referred to collectively as the “Purchasers” and individually as a “Purchaser”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”
The Seller is a subsidiary of CST Fuel Supply LP (the “FS Partnership”). CST USA Inc., the general partner of FS Partnership, is a wholly owned subsidiary of CST Brands, Inc. (“CST”). The Seller, CST Services and the Purchasers desire to enter into this Agreement for the exclusive right and obligation of the Seller to distribute motor fuel products sold by the Purchasers.

WITNESSETH:
In consideration of the mutual promises herein contained, the Seller shall sell and deliver to the Purchasers their respective requirements for all branded and unbranded motor fuels required by the Purchasers for resale at retail sites operated by the Purchasers or any person or entity controlled, directly or indirectly, by or commonly controlled, directly or indirectly, with the Purchasers (the “Retail Sites”). The Purchasers shall purchase, receive and pay for such motor fuels, including branded product(s) under designated trademarks, service marks, trade names, brand names, or other brand identifications (the “Proprietary Marks”) and other unbranded products, of the kind and in the quantities and under the terms and conditions specifically set forth in the Commodity Schedule annexed hereto and made a part hereof. The Seller’s suppliers of branded products under each such supplier’s Proprietary Marks, unbranded products, and their successor(s) and assigns, are each referred to hereinafter as “Supplier,” and, collectively, as “Suppliers.”

1.	Term. This Agreement shall commence on the Effective Date (as defined on the signature page hereof), and shall remain in effect until terminated, as set forth in Section 23 below (the “Term”).

2.
Locations. All of the Purchasers’ Retail Sites listed on Schedule 2 hereto that purchase motor fuels for resale are subject to this Agreement until the applicable termination date for such Retail Sites set forth in Section 23 of this Agreement or such Retail Site is removed from this Agreement in accordance with Section 3 of this Agreement.

3.	Permitted Removal of Locations.
(a)The Purchasers may only remove Retail Sites at which the Purchasers or any of their respective affiliates sell motor fuels from this Agreement in the event that any Purchaser makes a Permitted Sale, Closure or Conversion of a Retail Site. For purposes of this Agreement, a “Permitted Sale, Closure or Conversion” shall include any sale or closure of a Retail Site or conversion of any Retail Site from sales by any Purchaser to a contract with any third party to sell motor fuels on a consignment basis (where the third party, as consignor, holds title to the motor fuels until they are sold to the retail customers) where such Purchaser, its parent, affiliated or related entity has agreed to substitute one or more locations comprising estimated equivalent volumes (based on volumes sold at the applicable Retail Site during the most recently completed four quarter period) within six (6) months of closure, sale or conversion, or such Purchaser has received consent of the Seller for sale, closure or conversion.

(b)In order to add or remove any Retail Site to or from this Agreement pursuant to Section 3(a), any such Purchaser shall provide at least sixty (60) days’ advance written or electronic notice to the Seller indicating site location, address, estimated volume by product, brand and effective date of such change (“Supply Change Request”). If such Supply Change Request involves a brand request for a Supplier’s trademarks, the Seller shall use commercially reasonable efforts to obtain authorization from the applicable Supplier for such brand. If brand authorization is not obtained, unbranded product will be supplied.
4.Products. The Commodity Schedule forming a part of this Agreement is affixed at or before the signing hereof. This Agreement may be amended from time to time by mutual agreement of the Parties by adding additional schedules or deleting or substituting revised schedules. Such schedules executed by an authorized representative of the Seller and by an authorized representative of CST Services on behalf of the Purchasers shall be become a part of this Agreement.
5.Quantity.
(a)The Seller shall sell and deliver to the Purchasers and the Purchasers shall purchase and receive from the Seller, each Purchaser’s requirements of the product(s) covered by this Agreement as such Purchaser may require from time to time until the applicable termination date with respect to any such volumes set forth in Section 23 of this Agreement.
(b)During the Initial Term, CST Services agrees to cause the Purchasers to purchase from the Seller not less than an aggregate of 1.57335 billion gallons of motor fuel each calendar year (the “Minimum Annual Purchase Requirement”); provided, however, that the Purchasers shall not be obligated to purchase any motor fuel that the Seller is unable for any reason to deliver to the Purchasers.
(c)However, if during any period of this Agreement, the amount of any motor fuel volumes that the Seller is required to deliver to the Purchasers is prescribed by government rules, regulations or orders, or if for any reason the Seller’s supplies of motor fuel are inadequate to meet the needs of the Purchasers and their other customers, the Seller, in its sole discretion, may allocate motor fuel to the Purchasers and their other customers and any shortfall in volumes requested by the Purchasers shall not be deemed to be a breach by Seller of this Agreement and shall not be deemed to be a breach by the Purchasers of their Minimum Annual Purchase Requirement. In the event that the Seller is unable to distribute all motor fuel volumes that the Purchasers desire to purchase from the Seller, the Purchasers may purchase from third parties their requirements of any motor fuel volumes in excess of the amounts of such motor fuels supplied by the Seller.

6.Price/Method of Payment.
(a)    The price of the product(s) covered by this Agreement shall be as stated in the Commodity Schedule. The Purchasers shall initially pay within seven (7) days of delivery, which may be shortened or lengthened (provided no longer than thirty (30) days) as necessary to be concurrent with the Seller’s applicable payment due date to the Suppliers, by way of Electronic Funds Transfer (“EFT”), or such other means approved by the Seller, for all goods delivered to the Purchasers hereunder.
(b)    Each of the Purchasers will establish a commercial account with a financial institution that provides EFT services and will authorize the Seller to initiate transfers of funds between such Purchaser’s account and the Seller’s account for payment of all amounts due to the Seller under this Agreement. Should any EFT transaction be rejected by such Purchaser’s financial institution for any reason, the Seller may, at its sole discretion, require subsequent payments to be made in cash or by other means satisfactory to the Seller.
(c)    If at any time the financial responsibility of any of the Purchasers shall become impaired or unsatisfactory to the Seller, or should any of the Purchasers be in arrears in its accounts with the Seller, the Seller may require, as a condition of making further deliveries under this Agreement, payment by such Purchasers of all past due accounts and cash payment prior to, or upon, all such future deliveries or may require such Purchasers to provide to the Seller adequate assurance of their respective performance.
(d)    Payments not received on the applicable due date will bear interest at a rate of 8% per annum.
7.Control. Each Purchaser is an independent business with the exclusive right to direct and control the business operations at such Purchaser’s Retail Sites, including the establishment of the prices at which products are sold.
8.Liability. The Seller shall not be liable to the Purchasers or to any other person for any damage to or loss of property, or for injury to or death of persons, or for the violation by the Purchasers or any other person, of any governmental statute, law, regulation, rule, or ordinance, arising from the operation or activities of the Purchasers or any other person pursuant to this Agreement. Each Purchaser shall indemnify, protect, defend, and save the Seller harmless from and against any and all losses, claims, liabilities, environmental cleanup costs, fines, penalties, suits, actions, judgments and costs, including attorneys’ fees and the costs of litigation, which shall arise from or grow out of any injury to or death of persons, or damage to or loss of property, or violation by such Purchaser or any other person, of any governmental statute, law, regulation, rule, or ordinance, directly or indirectly resulting from, or in any way connected with (i) such Purchaser’s performance of this Agreement, (ii) operations of such Purchaser, or activities of any other person, at such Purchaser’s Retail Sites, or (iii) the condition of such Purchaser’s Retail Sites or of the adjoining streets, sidewalks or ways, irrespective of whether such injury, death, damage or loss is sustained by such Purchaser or any other person, firm or corporation which may seek to hold the Seller liable. The existence or non-existence of any insurance that may be required under this Agreement will not limit the Purchasers’ indemnity or other obligations under this Agreement. This indemnity shall survive the termination or nonrenewal of this Agreement.

9.Credit Cards.
(a)     As long as the Suppliers accept specified credit cards, fleet cards, debit cards, or other similar transaction authorization cards (the “Transaction Cards”), the Purchasers shall accept and honor all Transaction Cards identified in the Suppliers’ Transaction Card manuals or other guidelines (“Card Guide”) or agreements, whether in written or electronic form, for the purchase of authorized products and services at all locations branded with Suppliers’ brand, as applicable.
(d)    For each transaction not authorized, disputed by a customer, or otherwise subject to charge back under the Card Guide, the Seller may either charge the amount to the applicable Purchaser’s account or require the applicable Purchaser to make immediate refund to the Seller, including refund by draft or EFT initiated by the Seller, without any deduction for any processing fee.
(c)    Each Purchaser acknowledges receipt of a copy of the Card Guide and shall comply fully with the operating rules, terms and conditions thereof. Without limiting any rights or remedies available to the Seller, if any Purchaser fails to comply with this Section 9, the Seller or Supplier may limit or terminate such Purchaser’s right to participate in the Supplier’s Transaction Card program or such Purchaser’s right to use the Supplier’s Proprietary Marks.
(d)    Each Purchaser understands and acknowledges that the Payment Card Industry Data Security Standard as amended from time to time (the “PCI DSS”) contains clearly defined standards setting forth the duties of merchants, like the Purchasers, to secure sensitive cardholder data. Each Purchaser is and shall remain informed of the PCI DSS as the PCI DSS pertains to such Purchaser’s business at the Retail Sites. In addition to the requirements of the Card Guide, each Purchaser shall at all times during the term of this Agreement, and at its sole expense, (i) comply with the PCI DSS; (ii) cause all point-of-sale (“POS”) and other related network hardware and software at the Retail Sites to be, and remain, PCI DSS certified and compliant; (iii) regularly monitor, test, and/or assess the POS and related hardware and software at the Retail Sites pursuant to the PCI DSS; and (iv) permit the Seller and/or the Supplier and/or Transaction Card representative to inspect and/or test the POS and other related network hardware and software at the Retail Sites.
(e)    Each Purchaser shall indemnify, defend and hold the Seller harmless for any and all losses, fines, penalties, damages, costs or expenses including without limitation attorney’s fees, arising out of such Purchaser’s breach or violation of, or failure to comply with, the PCI DSS or the Card Guide. The indemnity provision contained in this subparagraph (e) to this Section 9 shall survive termination of this Agreement.
10.Delivery/Title/Risk of Loss. Delivery, passage of title and risk of loss of the product(s) covered by this Agreement shall be as set forth in the attached Commodity Schedule.
11.Taxes. It is agreed that any duty, tax, fee or other charge the Seller may be required to collect or pay under any law now in effect or hereafter enacted with respect to the production, manufacture, inspection, transportation, storage, sale, delivery or use of the product(s) covered by this Agreement shall be added to the prices to be paid by each Purchaser for product(s) purchased hereunder. If any Purchaser claims exemption from any of the aforesaid taxes, then such Purchaser shall furnish the Seller with a properly completed and executed exemption certificate in the form prescribed by the appropriate taxing authority in lieu of payment to such taxes or reimbursement of such taxes to the Seller.

12.Failure To Perform.
(a)     Any delays in or failure of performance of any Party hereto shall not constitute default hereunder or give rise to any claims for damages if and to the extent that such delay or failure is caused by occurrences beyond the reasonable control of the affected Party which, by the exercise of reasonable diligence, said Party is unable to prevent or provide against, including, but not limited to, acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; acts of war, rebellion, terror, or sabotage or damage resulting therefrom; embargoes or other import or export restrictions; fires, floods, storms, explosions, accidents, or breakdowns; riots; strikes or other concerted acts of workers, whether direct or indirect; or any other causes whether or not of the same class or kind as those specifically above named. A Party whose performance is affected by any of the causes set forth in the preceding sentence shall give prompt written notice thereof to the other Parties.
(b)    The Seller shall be under no obligation to make deliveries hereunder at any time when in the Seller’s sole judgment it has reason to believe that such delivery would likely cause strikes to be called against it or cause its properties to be picketed.
(c)    The Seller shall not be required to make up deliveries omitted on account of any of the causes set forth in subparagraph (a) above.
(d)    Nothing in this Section 12 shall excuse the Purchasers from (i) purchasing the quantity of product necessary to satisfy the Minimum Annual Purchase Requirement as set forth in Section 5(b) if Seller is able to deliver motor fuel to the Purchasers and (ii) making payment when due for deliveries made under this Agreement.
13.Determination of Quantity and Quality. The quantity and quality of product(s) sold hereunder shall be for all purposes conclusively deemed to be the quantity and quality set forth in the Seller’s document of delivery unless, within seventy-two (72) hours of the time of delivery, any Purchaser delivers to the Seller written notice of any claimed shortage in quantity or claimed deviation in quality, or where discovery of any such shortage or deviation could not reasonably have been discovered by careful inspection at the time of delivery, within three (3) days after discovery. Such Purchaser’s written notice, or the absence thereof, shall be conclusive with respect to the fact of and the time and date of notice under this Section 13. Time is of the essence in complying with this provision.
14.Trademarks.
(a)     Subject to the approval of the applicable Supplier, the Seller grants to each Purchaser the non‑exclusive right to use the applicable Supplier’s Proprietary Marks at the Retail Sites in connection with the advertising, marketing, and resale of the branded petroleum products purchased from the Seller under this Agreement. Each Purchaser agrees that with respect to any Retail Site where it sells branded product, petroleum products of other suppliers or unbranded products will not be sold by such Purchaser under such Supplier’s Proprietary Marks. Each Purchaser understands, acknowledges, and agrees that any Supplier may promulgate from time to time standards, policies, guidelines, procedures, marketing programs and other requirements (“Image and Operations Guidelines”) regarding image, signage, appearance, station operations, and other matters related to the sale of motor fuels under the Proprietary Marks of such Supplier. Each Purchaser shall, at its own expense, comply fully with the Image and Operations Guidelines of the Suppliers and cause its employees to do the same.

(b)    Subject to each Purchaser’s approval, the Seller shall have the right to substitute the Proprietary Marks of any new supplier for the Proprietary Marks of any existing Supplier for any Retail Site (each such substitute, a “Substituted Supplier”).
(c)    Upon sixty (60) days’ advance written or electronic notice to the Seller, each Purchaser may request a change of brand at any Retail Site by submitting a Supply Change Request as noted in Section 3(b) above. The Seller shall use commercially reasonable efforts to obtain authorization from the Supplier for such brand change. If brand authorization is not obtained, the Seller shall either (i) continue supplying the existing brand, or (ii) supply unbranded product, subject to the applicable Purchaser reimbursing the Seller for any costs incurred by the Seller as the result of any such rebranding (or attempted rebranding).
(d)    Any costs related to branding a Retail Site will be at the expense of each Purchaser, and any penalties or costs, including, but not limited to, image repayment or recapture obligation, incurred by the Seller as the result of debranding a site will be passed through to each Purchaser.
(e)    Upon termination, nonrenewal, or expiration of this Agreement or prior thereto upon demand by the Seller or the Supplier, each Purchaser’s right to use the Proprietary Marks will terminate, and such Purchaser shall discontinue the posting, mounting, display or other use of the Supplier’s Proprietary Marks. In the event that such Purchaser fails to do so to the satisfaction of the Seller or the applicable Supplier, subject to applicable law, the Seller and the Supplier (i) shall have the right to cause any and all signage, placards, and other displays bearing the Proprietary Marks to be removed from the Retail Sites; and (ii) shall have the right to use any means necessary to remove, cover or obliterate the Proprietary Marks, including entry to the Retail Sites to do so. In the event the Seller or the Supplier take any such action hereunder, such Purchaser shall bear all costs and expenses thereof, including without limitation the costs of removing, obliterating, or covering the Proprietary Marks and attorney fees and other legal costs and expenses. Under no circumstances will the Purchasers display signage bearing the Proprietary Marks of the Supplier at any Retail Site without the prior written approval of the Seller.
(f)    Each Purchaser acknowledges and understands that it is not an owner or a licensee of the Proprietary Marks. None of the Purchasers shall mix, commingle, blend, adulterate, or otherwise change the composition of any of the product(s) purchased hereunder and resold by such Purchaser at a particular Retail Site under said Proprietary Marks of the Supplier of such Retail Site with other products or substances in any manner.

(g)    The Seller and the Supplier are hereby given the right to enter the Retail Sites to examine at any time, and from time to time, the contents of each Purchaser’s tanks or containers in which said product(s) purchased hereunder are stored and to take samples therefrom, and if in the opinion of the Seller or the Supplier any samples thus taken are not said product(s) and in the condition in which delivered by the Seller to such Purchaser then the Seller may at its option terminate this Agreement.
(h)    None of the Purchasers shall take any action, or otherwise do anything, or fail to do anything that will diminish, reduce, injure, dilute, or otherwise damage the value of the Proprietary Marks or trademarks or other identifications of the Supplier.
15.Inspection of Records; Audit. The Seller and the applicable Supplier have a right to inspect each Purchaser’s operation of the businesses at the Retail Sites and to verify that such Purchaser is complying with (a) all its contractual obligations contained in this Agreement; and (b) all federal, state and local laws and regulations pertaining to the environmental protection and trademark use. Each Purchaser shall permit the Seller and the applicable Supplier to enter the Retail Sites unimpeded to review and audit all station records including, but not limited to, all records of deliveries, sales and inventory reconciliation, to take samples of motor fuels stored at the Retail Sites, and to inspect equipment. The Seller and the applicable Supplier may, at any reasonable time and without prior notice, conduct a walk through and visual inspection of the Retail Sites.
16.Customer Service and Complaints. While using the Proprietary Marks, each Purchaser shall render appropriate, prompt, efficient, courteous service at the Retail Sites to such Purchaser’s customers for such product(s) and respond expeditiously to all complaints of such customers, making fair adjustment when appropriate.
17.Quality, Specification or Name of Product. From time to time, any Supplier may change the quality, grade, specifications, or availability of motor fuels covered by this Agreement and in such event the Seller may change or alter the quality, grade or specifications. The Seller may, in its discretion, upon giving notice to the Purchasers, either change or alter (a) the quality, grade, or specifications of any product(s) covered by this Agreement or (b) the availability of any such product(s). Any such change or discontinuation shall not affect the purchase requirements set forth in the Commodity Schedule attached hereto. The Seller shall give the Purchasers written notice of discontinuance of the manufacture of any product(s) covered by this Agreement. This Agreement shall terminate as to such discontinued product(s) when such notice is effective.
18.Assignment. None of the Parties shall transfer or assign its interest in this Agreement, in whole or in part, directly or indirectly, without the prior written consent of the other Parties.
19.Waiver. A Party may not waive the provisions of this Agreement except by a written instrument executed by that Party. No failure or delay in exercising any right, power or privilege or requiring the satisfaction of any condition hereunder, and no course of dealing between the Parties operates as a waiver or estoppel of any right, remedy or condition. No single or partial exercise of any right or remedy under this Agreement precludes any simultaneous or subsequent exercise of any other right, power or privilege. The rights and remedies set forth in this Agreement are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity or by statute. No waiver by any Party of any breach of any of the covenants or conditions herein contained to be performed by the other Parties shall be construed as a waiver of any succeeding breach of the same or any other covenant or condition. No assignment or transfer shall affect the continuing primary liability of the Purchasers (which liability, following assignment or transfer shall be joint and several with the assignee). No consent to any of the foregoing shall operate as a waiver in any subsequent instance.

20.Environmental Compliance.
(a)     Each Purchaser is and shall remain informed about and comply with all local, state and federal laws, statutes, regulations and ordinances related to environmental protection or compliance relevant to such Purchaser’s operations at the Retail Sites, whether currently in effect or which may come into effect in the future, including, where applicable, obligations imposed on the “owner” and “operator” of an underground storage tank system (“UST”). Each Purchaser acknowledges that it is aware of hazards or risks in handling or using motor fuel products. Each Purchaser shall maintain compliance with all safety and health related governmental requirements concerning each product and shall take such steps as are reasonable and practicable to inform its employees, agents, contractors and customers of any hazards or risks associated with such product.
(b)    Each Purchaser shall comply with all applicable local, state and federal UST compliance requirements, whether currently in effect or which may come into effect in the future, including, but not limited to: (i) required inspections of any release detection equipment for USTs and product lines; (ii) required inspections of any automatic tank gauging equipment; and (iii) maintenance and required inspections of any vapor recovery equipment.
(c)    Each Purchaser shall make accurate daily physical measurement of all products stored in USTs and perform accurate daily and monthly reconciliation of such measurements with metered sales and product deliveries in accordance with the Seller, state, local and federal requirements. Each Purchaser shall develop and maintain accurate written records of the daily physical product measurements and daily and monthly reconciliation. Each Purchaser shall immediately notify the Seller and any appropriate local, state or federal governmental agency after discovery of any inventory loss or other condition which may be the result of a leaking UST or other equipment failure. Each Purchaser shall immediately investigate and undertake all appropriate initial abatement and other emergency measures to contain, treat, mitigate and/or remediate a discharge, spill, or release of motor fuels or other petroleum products at the Retail Sites. The Purchasers and the Seller shall cooperate at all times during any such investigation or remedial activity.
(d)    Each Purchaser is and shall remain informed about and comply with all applicable local, state and federal requirements related to the generation, handling, transportation, treatment, storage and/or disposal of solid or hazardous wastes. Each Purchaser also shall implement appropriate recycling, waste management and waste minimization practices and procedures as necessary to remain in compliance with all applicable local, state and federal environmental protection and compliance requirements.

(e)    Each Purchaser agrees that representatives of the Seller shall be permitted to enter upon the Retail Sites from time to time to perform physical measurements and reconciliation of product stored in USTs and to inspect and/or test any equipment and records used for complying with any local, state, or federal environmental protection or environmental compliance requirements, including, but not limited to, such Purchaser’s reconciliation and inspection records. However, the Seller is not obligated to make any such inspections or tests.
(f)    Each Purchaser shall properly maintain all USTs, hoses, connections, and associated equipment at the Retail Sites. The Seller may, without liability to each Purchaser, refuse to make delivery of motor fuels covered under this Agreement if the Seller believes any UST, hose, connection, or associated equipment is not safely maintained or in compliance with applicable safety standards. The Purchasers may not use the UST at the Retail Sites including, without limitation, the associated product lines, hoses, and motor fuel dispensing equipment, during the life of this Agreement for any purpose other than the storage, handling, marketing, and distribution of the Seller’s petroleum products.
(g)    Each Purchaser shall indemnify, defend, protect and hold the Seller, its employees, officers, directors, managers, partners, equity holders, agents and affiliates harmless from and against any and all liabilities, losses, obligations, claims, damages (consequential or otherwise), penalties, suits, actions, judgments, costs and expenses (including attorneys’ fees) of whatever nature for personal injury (including death) of persons (including, without limitation, agents and employees of the Seller or such Purchaser) or property damage (including, without limitation, damage to the property of the Seller or such Purchaser), which may be imposed on, incurred by or asserted against the Seller directly or indirectly, (i) caused in whole or in part by such Purchaser’s failure to comply with the terms of this Section 20 or with any local, state or federal law, statute, regulation or ordinance, whether currently in effect or which may come into effect, related to environmental protection or environmental compliance, including those relating to such Purchaser’s USTs, or (ii) for any releases or discharges of petroleum products into the environment caused, in whole or in part, by the acts or omissions of such Purchaser, its employees, agents, contractors, customers, licensees, or invitees. This indemnity in no way limits, and is intended to be within the scope of, the general indemnity set forth in Section 8 hereof. The terms and provisions of this Section 20 shall survive the expiration, nonrenewal, or termination of this Agreement.
21.Notices. All written notices required or permitted to be given by this Agreement may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered and shall be deemed to be duly given if delivered personally or sent by certified or overnight mail to the address set forth above or to such other address as may be furnished by any Party to the other in writing in accordance with the provisions of this Section. The date of mailing shall be deemed the date of giving such notice, except for notice of change of address, which must be received to be effective.

22.Equipment. Each Purchaser shall provide all necessary buildings, improvements, equipment, tools, and like appliances for the sale of motor fuels at any location of such Purchaser.
23.Termination.
(a)The term of this Agreement shall begin on the Effective Date and shall end on the date that is ten (10) years from the Effective Date (“Initial Term”), and, unless the Seller notifies CST Services and the Purchasers in writing not less than one hundred eighty (180) days prior to the expiration of the Initial Term, this Agreement will renew for an additional five (5) year term (“Rollover Term”) and will continue to renew for additional five (5) year terms unless the Seller sends a notice of non-renewal to CST Services and the Purchasers, not later than ninety (90) days prior to the expiration of any Rollover Term.
(b)This Agreement shall terminate as specifically set forth in any section of this Agreement. The Seller may suspend deliveries to any Purchaser if: (i) such Purchaser becomes insolvent or commits an act of bankruptcy or takes advantage of any law for the benefit of debtors or the Purchaser’s creditors, or if a receiver is appointed for such Purchaser; (ii) any Purchaser breaches any provision of this Agreement, including without limitation failure to pay in a timely manner any sums due, failure to comply with other section(s) of this Agreement or any portion thereof, or upon assignment of this Agreement by the Purchasers contrary to Section 18 hereof; or (iii) such Purchaser loses its charter or is otherwise prevented from doing business in accordance with applicable law. The Seller may terminate this Agreement if CST Services fails to cause the Purchasers in the aggregate to purchase the quantity of product necessary to satisfy the Minimum Annual Purchase Requirement as set forth in Section 5(b),
(c)With one hundred eighty (180) days’ advance written notice, CST Services may terminate this Agreement if the Seller fails to cure a material breach within thirty (30) days of being notified in writing by CST Services of such breach.
(d)Upon a Supplier’s revocation of the Seller’s right to use or grant the use of its Proprietary Marks, the Seller may, upon sixty (60) days’ prior notice, terminate such affected Retail Sites from this Agreement, substitute another supplier’s Proprietary Marks at the applicable Purchaser’s expense at such affected Retail Sites or supply unbranded products at such affected Retail Sites. The Seller will not be liable for the consequences of such loss.
(e)Each Purchaser agrees not to engage in or permit any illegal or improper act or conduct, on or about the Retail Sites, which act or conduct is detrimental to the Seller or any member of the public. Subject to any other requirements of law, at the option of the Seller, the Seller may cease deliveries to the applicable Retail Sites until the illegal acts or conduct have been remedied to the satisfaction of the Seller and the Supplier or terminate this Agreement with respect to the applicable Retail Sites without further notice, (i) upon the failure of such Purchaser to desist from any such further acts or conduct after notice from the Seller to do so, or (ii) upon such Purchaser’s failure to pay any amount when and as due within forty-eight (48) hours of notice of such, and no forbearance, course of dealing, or prior payment shall affect these rights of termination.

(f)Upon termination hereof or of the Seller’s right to use or grant the use of the Supplier’s Proprietary Marks, the Seller or the applicable Supplier shall have the right, at its option, to enter upon the Retail Sites and to debrand, remove, paint out, or obliterate any signs, symbols or colors on said Retail Sites as to any of the Supplier’s trademarks or on the buildings or equipment thereof which in the Seller’s opinion would lead a patron to believe that such Supplier’s products are being offered for sale at the Retail Sites.
(g)Termination hereof by any Party for any reason shall not relieve any Party of any obligation theretofore accrued under this Agreement.
24.Purchaser’s Insurance Requirements. CST Services shall cause each Purchaser to obtain insurance of the type and coverage amounts that the Seller may reasonably require from time to time consistent with past practices of such Purchaser. All such insurance will name the Seller and the applicable Supplier as additional insureds and will be primary as to any other existing, valid and collectible insurance. If the Seller so requires, each Purchaser shall furnish the Seller with certificates of such insurance that provide that coverage will not be canceled or materially changed prior to thirty (30) days’ advance written notice to the Seller. The insurance required hereunder in no way limits or restricts such Purchaser’s obligations under the law or this Agreement as to indemnification of the Seller.
25.Nature of Agreement/No Third Party Beneficiary.
(a)     In consideration of the granting and execution of this Agreement, it is agreed that there shall be no contractual obligation to extend or renew the period or terms of this Agreement in any way, and the Parties agree that this Agreement shall not be considered or deemed to be any form of “joint venture” or “partnership” at the Retail Sites or elsewhere.
(b)    This Agreement is personal to the Parties and is intended for the sole use and benefit of the Parties. Nothing contained herein shall be deemed, interpreted, or construed to create, or express any intent to create, third party beneficiary rights in favor of any person or entity, except for any indemnified party (or other person entitled to be indemnified pursuant to this Agreement), and the Seller and the Purchasers specifically state and agree that no such intent exists.
26.Compliance with Laws. Without limitation of Section 20 above, each Purchaser shall comply with all laws, statutes, regulations, ordinances, and rules of all applicable governmental authorities with respect to the operation of its business at the Retail Sites. The Parties intend not to violate statutory or common law and if any section, sentence, paragraph, clause or combination of same is in violation of any law, such sentence, paragraph, clause or combination of same shall be inoperative and the remainder of this Agreement shall remain binding upon the Parties hereto.
27.Express Warranties. The Seller warrants that the product(s) supplied hereunder will conform to the promises and affirmations of fact made in the Seller’s current technical literature and printed advertisements, if any, related specifically to such product(s); that it will convey good title to the product(s) supplied hereunder, free of all liens, and that the product(s) supplied hereunder meet such specifications as have been expressly made a part of this Agreement. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL OR IMPLIED. THE WARRANTY OF MERCHANTABILITY, IN OTHER RESPECTS THAN EXPRESSLY SET FORTH HEREIN, AND WARRANTY OF FITNESS FOR PARTICULAR PURPOSE, IN OTHER RESPECTS THAN EXPRESSLY SET FORTH HEREIN, ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

28.Non-Exclusive Territory. Nothing in this Agreement grants any Purchaser an exclusive territory to market and resell any petroleum products. The Seller reserves the right to market and sell, and authorize others to market and sell, petroleum products in any manner the Seller chooses, including through its own retail outlets or through designated wholesalers or other retailers.
29.Entire Agreement. This Agreement cancels and supersedes all prior written and unwritten agreements, promises, and understandings between the Parties pertaining to the matters covered under this Agreement, except any indebtedness owed to the Seller by any Purchaser, and is a final, complete and exclusive statement of the agreement between the Seller and the Purchasers. This Agreement may be modified only by a writing signed by the Parties or their duly authorized agent. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES AFFECTING IT. EXECUTION OF THIS AGREEMENT BY PURCHASER IS AN ACKNOWLEDGEMENT THAT NO REPRESENTATIONS NOT SET FORTH IN WRITING HEREIN HAVE BEEN MADE OR RELIED UPON BY THE PURCHASERS.
30.Damages. NO CLAIM SHALL BE MADE UNDER THIS AGREEMENT FOR SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES.
31.Commencement. Neither this Agreement nor any modification thereof shall be binding on the Seller until and unless signed by an authorized representative of the Seller. Commencement of performance hereunder prior to signing as above stipulated in no case shall be construed as a waiver by the Seller of this requirement.
32.Accord. The Parties have discussed the provisions of this Agreement and find them fair and mutually satisfactory and further agree that in all respects the provisions are reasonable and of material significance to the relationship of the Parties hereunder.
33.Joint and Several Obligations. All acknowledgments, representations, warranties, debts, and obligations of performance of any Purchaser under this Agreement are made, and binding on all those signing this Agreement, jointly and severally as the Purchasers.
34.Successors and Assigns. This Agreement binds and benefits the Purchasers and the Seller and their respective permitted successors and assigns.
35.Severability. If any provision of this Agreement is determined by a court or arbitrator to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force if the essential terms and conditions of this Agreement for each Party remain valid, binding and enforceable. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as enforceable.

36.Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or other electronic transmission is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties.
37.Governing Law. The laws of the State of Texas (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including without limitation its validity, interpretation, construction, performance (including the details of performance) and enforcement.
38.Survival. Sections 8, 20, 21, 26, 27, 30 and 38 shall survive the execution and delivery and termination or expiration of this Agreement.
39.Headings. The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

[Signature Page Follows.]

This Agreement shall be effective as of January 1, 2015 (the “Effective Date”).

SELLER: CST Marketing and Supply LLC

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: CST Services LLC

By:        /s/ Kimberly S. Lubel
Print Name:     Kimberly S. Lubel
Title:         Chief Executive Officer and President

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Big Diamond, LLC

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Big Diamond Number 1, LLC

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: CST Metro LLC

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: CST Shamrock Stations, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 5, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 43, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 79, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 80, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 103, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 105, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 119, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 178, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 196, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 238, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 259, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Number 422, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sigmor Beverage, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Valley Shamrock, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: CST Arizona Stations, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: CST Arkansas Stations, LLC

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Skipper Beverage Company, LLC

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: CST California Stations, Inc.

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

PURCHASER: Sunshine Beverage Company

By:        /s/ Gérard J. Sonnier
Print Name:     Gérard J. Sonnier
Title:         Senior Vice President, Secretary and General Counsel

[Signature Pages to Fuel Distribution Agreement]

COMMODITY SCHEDULE
This Commodity Schedule is attached to, and made a part of, a Fuel Distribution Agreement dated January 1, 2015 (the “Agreement”). Unless otherwise indicated, the capitalized terms used in this Commodity Schedule shall have the same meaning used in the Agreement.
1.Products: All motor fuel products allowed by law to be sold to the general public including branded (to the extent the Seller may obtain such branded product) and unbranded motor fuels and shall include, but not limited to, unleaded gasoline, plus unleaded gasoline, supreme unleaded gasoline, diesel fuel, ethanol, biodiesel, diesel exhaust fluid. Gasoline products shall include conventional, reformulated and ethanol blended motor fuels.
2.Quantity. All of the Purchasers’ requirements for product, for delivery upon reasonable notice to the Seller at the Retail Sites or as otherwise directed in writing by the applicable Purchaser. In addition, CST Services shall cause the Purchasers in the aggregate to purchase the quantities of product necessary to satisfy the Purchasers’ Minimum Annual Purchase Requirement as set forth in Section 5(b) of the Agreement.
3.Delivery. Delivery shall be complete on unloading of the tank wagon or transport truck.
4.Title. Title to motor fuel covered under the Agreement shall pass to each Purchaser as it is delivered to such Purchaser’s tanks or other storage containers.
5.Risk of Loss. Risk of loss of motor fuel shall pass to each Purchaser as it is delivered to such Purchaser’s tanks or other storage containers.
6.Inspection. Each Purchaser shall have the right, at its expense, to have an inspection made at delivery point, provided such inspection shall not delay shipment. Should such Purchaser fail to make inspection, it shall accept the Seller’s inspection and measurement.
7.Price. The price per gallon to be paid by each Purchaser shall be the Seller’s net delivered price per gallon and all applicable taxes and all costs, including State loading and environmental fees, if any, plus the Seller’s Margin per gallon. The Seller’s net delivered price per gallon shall be determined in a manner similar to past practice. All prices charged by the Seller are subject to the provisions of applicable law.
Seller’s Margin for volumes purchased pursuant to this Agreement shall be equal to five and one one-tenths cents ($0.051) per gallon for all volumes sold under this Agreement.